Exhibit 99.1

Immune Pharmaceuticals to be Delisted from Nasdaq Stockholm

Englewood Cliffs, NJ- February 8, 2018 – Immune Pharmaceuticals Inc. (NASDAQ First North: IMNP) a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases (the “Company”) announced today that the Disciplinary Board of Nasdaq Stockholm has decided to delist the Company's shares. Trading of the Company's shares on Nasdaq First North will be discontinued on March 29, 2017. The delisting does not affect the Company’s trading status on the Nasdaq Capital Market in the United States.

The Nasdaq First North Disciplinary Board noted that the Company was not in compliance with certain of the regulations of First North Premier over a prolonged period. The Disciplinary Board acknowledged that the Company has recently taken measures to insure compliance. However, these measures are insufficient to rectify the numerous prior breaches of the Rule Book. Consequently, the Disciplinary Committee has decided to remove the Company’s shares from trading on Nasdaq Stockholm. The Company intends to investigate alternate arrangements to accommodate its shareholders who trade the Company’s stock on Nasdaq First North Stockholm.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, fully human monoclonal antibody that targets and lowers levels of eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By neutralizing eotaxin-1, bertilimumab may prevent the migration of eosinophils and other cells, thus helping to relieve associated inflammatory conditions. Currently, Immune is conducting two phase 2 clinical trials to test bertilimumab in patients suffering from bullous pemphigoid and ulcerative colitis, respectively. Bertilimumab may have application in other diseases, including atopic dermatitis, immune and inflammatory hepatitis, and asthma.

The foregoing information is information which Immune Pharmaceuticals Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. This information was submitted for publication, through the contact person set out above, at 08.00 CET on February 8, 2018.

Immune Pharmaceuticals Inc. is listed at Nasdaq First North Stockholm. Erik Penser Bank is the Company’s Certified Adviser.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. In addition, there can be no assurance that Immune will successfully complete its anticipated corporate restructuring, or that Immune will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Immune may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions, or consider competing, alternate or complimentary transactions or offers by third parties at the discretion of Immune’s board of directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

SOURCE: Immune Pharmaceuticals Inc.

For further information, contact: investors@immunepharma.com